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Exhibit 32.2 Section 1350 Certification of Kenneth A. Hamm,
             Executive Vice President


CERTIFICATION

The undersigned certifies, pursuant to 18 U.S.C. Section 1350, that to my knowledge this Report on Form 10-Q for the quarter ended September 30, 2004, as amended by Amendment No. 1 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and the results of operations of First Choice Health Network, Inc. and Subsidiary.


        By:
           -----------------------------
            Kenneth A. Hamm,
            Executive Vice President of Finance
            November 15, 2004





























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